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                                                                    Exhibit 23.1

Form 10-K


                       Consent of Independent Accountants


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-02736 and 333-40293).


ARTHUR ANDERSEN LLP


Phoenix, Arizona
March 20, 2002